                                                                   EXHIBIT 10(Y)


                      NEW TERRITORIES MARKETING AGREEMENT
                      -----------------------------------


     THIS MARKETING AGREEMENT (this "AGREEMENT"), dated as of December 12, 1996, between Bausch & Lomb Pharmaceuticals, Inc., a Delaware corporation having its principal office at 8500 Hidden River Parkway, Tampa, Florida 33637 ("BLP") and Pharmos Corporation, a Nevada corporation having its principal office at 2 Innovation Drive, Alachua, Florida 32615 ("PHARMOS").

     In consideration of the respective representations, warranties, covenants and agreements of the parties set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the following meanings:

     1.1 "ADJUSTED SALES" means the gross sales price for a Drug Product invoiced for sale by BLP to third parties in the New Territories, less (i) discounts, chargebacks, rebates with respect to national healthcare or medical insurance programs existing in any jurisdiction within the New Territories, and rebates to purchasers actually allowed and taken and in amounts customary in the trade; (ii) insurance and freight costs separately billed to the purchaser and actually paid or prepaid by the purchaser; (iii) returns from purchasers for exchange or credit (provided that Drug Product delivered to such purchaser in such circumstance shall be deemed a separate sale subject to this Agreement); and (iv) sales and other taxes (exclusive of taxes on income) levied by any governmental authority in the New Territories directly on sales of Drug Products which are collected by BLP from a purchaser and in turn paid by BLP to the taxing authority.

     1.2 "BLP MONTH" means each fiscal month of BLP established during the term of this Agreement and communicated to Pharmos prior to the beginning of each BLP fiscal year for the succeeding twelve (12) BLP fiscal months.

     1.3 "BLP TECHNICAL DOCUMENTATION" means all written data and information embodying BLP Technology, including, without limitation, Master Batch Records, SOPs, Protocols and Studies.

     1.4 "CGMP" means the good manufacturing practice regulations promulgated by any Regulatory Authority with respect to a particular jurisdiction having the force of law within such jurisdiction, and as such regulations may be modified or supplemented from time to time during the term of this Agreement by such appropriate Regulatory Authority.

     1.5 "COMMERCIAL SALE" means the transfer or sale for value by BLP of Drug Product to an unaffiliated third party.

     1.6 "COMPETITOR" means each of ***** and any other entity which currently manufactures and sells ophthalmic pharmaceutical products in the Major European Markets and has derived gross revenues of more than $***** from such sales in the fiscal year of such entity immediately prior to the year in which either party to this Agreement desires to make any assignment of this Agreement or any of their respective rights hereunder.

     1.7 "DEVELOPMENT PRODUCT" means either of LEA or LET until such time as an NDA is submitted to a Regulatory Authority with respect to LEA or LET, as the case may be, pursuant to the terms of this Agreement.

     1.8 "DMF" means appropriate Drug Master File(s) or similar files or documents covering the manufacture of Drug Product at a Facility.

     1.9 "DRUG PRODUCT" means (i) the Initial Drug Product, and (ii) any Development Product on which an NDA is submitted to a Regulatory Authority by Pharmos during the term of this Agreement.

     1.10 "DRUG SUBSTANCE" means Loteprednol Etabonate.

     1.11 "EUROPEAN COMMUNITY" means all of the countries set forth on Schedule
                                                                       --------
1.11, inclusive of the Major European Markets.
----

     1.12 "EXCLUSIVITY AMOUNT" means an amount determined for each Product Year by multiplying for each Major European Market, Other Major Market and Region,
(i) the positive difference between the Exclusive Quantity for such Exclusive Quantity Territories in such Product Year and the units of a Drug Product actually sold and included within Adjusted Sales in such Product Year, by (ii) the average Adjusted Sales Price for all units of such Drug Product sold in such Exclusive Quantity Territories in such Product Year calculated in the currency for which such units of Drug Product were sold, and converted to U.S. dollars under Section 2.4 below.

     1.13 "EXCLUSIVE MARKETING RIGHTS" means a grant of an exclusive right, in the name of Pharmos, BLP or another third party distributor, as the case may be, to market and sell a Drug Product in a jurisdiction within the New Territories by a Regulatory Authority.

     1.14 "EXCLUSIVITY QUANTITY" means the amount of units of Drug Product set forth on Schedule 1.14 attached to this Agreement with respect to a referenced
         -------------
Product Year for the Initial Drug Product and each Development Product for each of the Exclusive Quantity Territories, as such Schedule may be amended subsequent to the date of this Agreement as contemplated below; provided, that
                                                                --------
with respect to any Exclusive Quantity Territories for which there is no specific amount set forth on Schedule 1.14 on the date this Agreement is executed, the parties agree, within six months following execution of this Agreement, to allocate by mutual good faith agreement, a certain number of units of Initial Drug Product and each Development Product to such Exclusive Quantity Territories calculated by taking a mutually agreed to percentage of *****% of the total Exclusive Quantity Amounts set forth on Schedule 1.14 on the date this Agreement is executed.

     1.15 "EXCLUSIVITY QUANTITY TERRITORIES" means each of the Major European Markets individually, each of the Other Major Markets individually, and each of the following regions ("REGIONS"): (i) the European Community (inclusive of the Major European Markets); (ii) all other European countries (including without limitation Russia), exclusive of the Major European Markets and the European Community); and (iv) Central and South America.

     1.16 "FACILITY" means BLP's facility located in Tampa, Florida, and such other facility owned or operated by or for the benefit of BLP in the New Territories.

     1.17 "FIELD" means the topical ophthalmic use of Drug Product.

     1.18 "INITIAL DRUG PRODUCT" means the product including the Drug Substance described in the Initial NDA.

     1.19 "INITIAL MARKETING PLAN" means a plan for the marketing, sale and distribution of the Initial Drug Product in the New Territories prepared by BLP pursuant to the terms of this Agreement.

     1.20 "INITIAL NDA" means, where appropriate, either (i) the MAA, or (ii) the New Drug Application (#*****) submitted by Pharmos to the United States Food and Drug Agency on March 30, 1995, including in either case any amendments, supplements, schedules and exhibits thereto.

     1.21 "INTELLECTUAL PROPERTY" means patents, patent applications, trademarks, trade names, trade dress, trademark registrations and applications therefore, and copyrights, copyright registrations and applications therefore pertaining to the Drug Product and Drug Substance, in the New Territories.

     1.22 "LABEL", "LABELING" or a word or phrase of similar import has the meaning ascribed under the applicable Regulatory Act.

     1.23 "LEA" means an ophthalmic suspension or solution of Drug Substance for treatment of allergies.

     1.24 "LET" means one (1) combination of Drug Substance and Tobramycin (or such other antibiotic mutually agreed to by the parties).

     1.25 "MAA" means the Marketing Authorization Application to be filed by Pharmos in the United Kingdom in accordance with this Agreement.

     1.26 "MAJOR EUROPEAN MARKETS" means the United Kingdom, France, Germany, Italy and Spain.

     1.27 "OTHER MAJOR MARKETS" means each of Austria, Switzerland, Canada and Mexico.


* Confidential information is omitted and filed separately with the SEC.

     1.28 "MASTER BATCH RECORDS" means the master batch records prepared by BLP in accordance with CGMP requirements which now or hereafter govern the Processing of Drug Substance into Drug Product.

     1.29 "NEW TERRITORIES" means all territories in the world exclusive of (i) the United States (including its possessions and military bases abroad), (ii) the State of Israel, and (iii) each of the countries set forth on Schedule 1.29
                                                                  -------------
attached to this Agreement, such countries being those in which third parties unaffiliated with Pharmos hold the rights to manufacture and sell Drug Substance.

     1.30 "NDA" means (i) each new drug application or similar filing with a Regulatory Authority for approval of the sale and marketing of the Initial Drug Product within a particular jurisdiction in the New Territories, including the MAA, and (ii) any new drug application covering a Development Product which may be submitted by Pharmos or BLP to a Regulatory Authority during the term of, and as contemplated by, this Agreement.

     1.31 "NDA SUBMISSION PACKAGE" means all pre-clinical, laboratory, clinical, biocompatibility and other testing data; labeling; processing, material and packaging specifications; and supplements or amendments to any of the foregoing; and all other information in the possession of and used by Pharmos for submitting, obtaining and maintaining approval of a Regulatory Authority in accordance with the requirements of applicable law.

     1.32 "PATENT RIGHTS" means those foreign patents and foreign patent applications relating to Drug Substance listed on Schedule 1.32 attached hereto,
                                                  -------------
including an indication of which countries such patents and patent applications pertain to, which shall be supplemented from time to time hereafter, as necessary to reflect any patents or patent applications owned or controlled by Pharmos after the date hereof, and which cover the Processing, use, sale or importation of the Drug Substance.

     1.33 "PLACEBO PRODUCT" means a Drug Product excluding the Drug Substance.

     1.34 "POTENTIAL MAJOR MARKETS" means China, India, South Africa and Russia.

     1.35 "PRIOR AGREEMENTS" means each of the U.S. Marketing Agreement and the Processing Agreement.

     1.36 "PROCESS" and "PROCESSING" and other forms of such word or phrase shall refer to the processing, handling, storage and/or disposal of the Drug Substance and Placebo Product, and other raw materials included within a Drug Product or used in connection therewith, and the processing, handling, storage and/or packaging of a Drug Product.

     1.37 "PROCESSING AGREEMENT" means that certain Processing Agreement dated as of October 21, 1994, between the parties, as it may be amended or supplemented from time to time.

     1.38 "PRODUCT YEAR" means, with respect to each Drug Product, each twelve
(12) BLP Month period during the Term commencing with the first day of the first full BLP Month in which a Commercial Sale of such Drug Product shall occur in the New Territories, provided, that the first Product Year shall include any portion of the BLP Month
--------
preceding the first Product Year.

     1.39 "PROTOCOLS" means those testing methods and standards developed and used by BLP in performing the Services which comply with each applicable Regulatory Act, subject to the approval of Pharmos which shall not be unreasonably withheld.

     1.40 "REGULATORY ACT" means, with respect to a particular jurisdiction within the New Territories, any statutes or laws in such Jurisdiction of similar effect or substance to the United States Food, Drug and Cosmetic Act, as such statutes or laws may be amended from time to time, and all regulations promulgated pursuant thereto.

     1.41 "REGULATORY AUTHORITY" means any governmental agency or body having regulatory authority for the approval and sale of Drug Product, or otherwise for the regulation or control over the sale of cosmetics and for drugs (including Drug Product), within a particular jurisdiction in the New Territories.

     1.42 "REGULATORY COMMUNICATIONS" means any action, request, order, instruction, communication, complaint, notice, public announcement or inquiry by a Regulatory Authority or any submission, filing, letter or other communication by Pharmos, BLP or any manufacturer of Drug Substance to a Regulatory Authority, with respect to Drug Product, Placebo Product, Development Product or Drug Substance which is sent by or is received by either party (or, in the case of Pharmos, by any manufacturer of Drug Substance), or which comes to either party's or its agent's attention, including, but not limited, to field actions, investigations or recalls of Drug Product or Placebo Product in the New Territories.

     1.43 "SALES FORECAST" means BLP's forecast of Adjusted Sales for a Drug Product in the New Territories or any subset thereof for each Product Year throughout the term of this Agreement.

     1.44 "SECONDARY MARKETS" means all of the New Territories (exclusive of the countries of the European Community set forth on Schedule 1.11 attached hereto),
                                                 -------------
Canada and Mexico, collectively.

     1.45 "SERVICES" means those services described on Schedule 1.45 attached
                                                       -------------
hereto to be performed by BLP with respect to the Initial Drug Product and any other Drug Product or Development Product during the term of this Agreement, and such other similar or comparable services as may be necessary or are required by any regulatory agency of competent jurisdiction to obtain approval for the sale of Drug Product in the New Territories, provided, that in no event shall BLP be
                                        --------
required to render any such similar or comparable services which would impose obligations on BLP other than those which are explicitly described in the text of this Agreement, or which are required due to a failure of Pharmos to perform its obligations under this Agreement, and provided further that the failure of
                                          ----------------
BLP to render such similar or comparable services shall result in the loss of rights granted to BLP pursuant to Section 2.1 below with respect to the country or jurisdiction in question.

     1.46 "SOPs" means BLP's methods and procedures for Processing Drug Substance into Drug Product, including, without limitation, those SOPs specifically identified by BLP as set forth Schedule 1.46 to this Agreement.
                                            -------------

     1.47 "SPECIFICATIONS" as it relates to each Drug Product shall refer to the Drug Product specifications contained in the NDA submission package (which shall be mutually agreed to by the parties hereto) for such Drug Product in each applicable jurisdiction in the New Territories as required by each applicable Regulatory Act, as such specifications may be amended from time to time by a supplement to a NDA mutually agreed to by the parties or as required by the appropriate Regulatory Authority. "SPECIFICATIONS" as it relates to a Development Product shall refer to the specifications for such Development Product contained in Pharmos' United States Investigational New Drug Application or the MAA, as appropriate, for such Development Product until such time as an NDA is submitted to a Regulatory Authority within the New Territories with respect to such Development Product. "SPECIFICATIONS" as it relates to Drug Substance shall refer to the specifications for bulk Drug Substance contained or referenced in the NDA for any Drug Product.

     1.48 "STUDIES" means those studies conducted by BLP in the course of performing Services necessary to submit and file an NDA for a Drug Product with a Regulatory Authority and to obtain the appropriate Regulatory Authority approval of such NDA, and shall further include any "Phase IV" studies with respect to each such Drug Product.

     1.49 "TECHNOLOGY" means the technical knowledge and confidential information which Pharmos or BLP owns or controls pertaining to, in the case of Pharmos, the Drug Substance and the formulation of the Drug Substance, or in the case of BLP, to the Processing of Drug Product, including technical knowledge pertaining to the design, assembly, installation, operation and maintenance of machinery, tooling and equipment required for, and the plant layout necessary for such Processing.

     1.50 "TESTING LABORATORY" means a testing laboratory in each region of the New Territories mutually agreed to by Pharmos and BLP.

     1.51 "U.S. MARKETING AGREEMENT" means that certain Marketing Agreement dated as of June 30, 1995, between the parties, as it may be amended or supplemented from time to time.

                                   ARTICLE II
                   MARKETING AND DISTRIBUTION OF DRUG PRODUCT

     2.1  Grant of Exclusive Distribution Rights.
          --------------------------------------

     (a) Except as otherwise provided in this Agreement, BLP shall have the exclusive right to market, promote, sell and distribute Drug Product within the Field and within the New Territories by any legal means. BLP acknowledges that Pharmos has no right or authority to grant exclusive rights to market, promote, sell and distribute specific Drug Product in any country in which Pharmos does not own or otherwise have a valid license to any patent or patent application protecting such Drug Product or the Drug Substance, and in such countries the rights granted to BLP under this Agreement shall be non-exclusive. Pharmos agrees that while this Agreement is in effect it shall not grant to any third party any license or other rights to use any unpatented or unpatentable proprietary information owned by Pharmos to make, have made, sell or distribute Drug Product in any of the New Territories, except as contemplated by this Agreement. Subject to the terms of this Agreement, BLP agrees to use, or cause distributors to use, commercially reasonable efforts (but in any event efforts consistent with those used by BLP or its affiliates with respect to their own proprietary ophthalmic products in the New Territories generally) to effect the sale of Drug Product in the New Territories in a manner designed to achieve or exceed the Sales Forecast for each Product Year during the term of this Agreement. In addition, BLP agrees that it will use good faith, commercially reasonable efforts to obtain and thereafter maintain Exclusive Marketing Rights, in the name of Pharmos, wherever obtainable in each country within the New Territories for each Drug Product which may at any time during the term of this Agreement be distributable in any such country, provided, that subject to the
                                                --------
applicable terms of this Agreement, BLP or its local distributor shall be entitled to obtain and thereafter maintain such Exclusive Marketing Rights in any such country within the New Territories in the name of BLP or such local distributor if the applicable Regulatory Act in such country within the New Territories does not permit the registration of such Exclusive Marketing Rights in the name of Pharmos.

     (b) Subject to the terms of this Agreement, BLP shall have the right to appoint distributors and subdistributors for the marketing, promotion, sale and distribution of Drug Product in the New Territories. Each such grant of rights shall conform to the terms of this Agreement in all respects, except with the prior written approval of Pharmos granted or withheld in the discretion of Pharmos not unreasonably. BLP agrees that commencing with execution of this Agreement it shall use its commercially reasonable efforts to identify and promptly as commercially reasonable conclude agreements with recognized and reputable distributors for Drug Product in (i) the Major European Markets and Other Major Markets (exclusive of Germany, Austria and Switzerland, in which BLP or an affiliate of BLP shall market and distribute Drug Product directly), the other countries of the European Community and Scandinavia, (ii) such of the Potential Major Markets in which BLP shall determine to market Drug Product as otherwise contemplated by this Agreement, and (iii) such other markets within the New Territories in which BLP does not have its own or affiliated marketing organization. BLP shall provide Pharmos with substantially complete drafts of all distribution agreements negotiated by BLP in the New Territories at least five (5) days prior to the anticipated date of execution, and shall consult with Pharmos on the terms of such agreements as Pharmos may request prior to execution.

     (c) BLP agrees that it shall sell in each Product Year, within each Major European Market, Other Major Markets and Regions, respectively, units of Drug Product in an amount not less than the applicable Exclusivity Quantity for such country or Region constituting the Exclusivity Quantity Territories. BLP and Pharmos acknowledge that the amounts set forth on Schedule 1.14 for the countries listed on Schedule 1.14 shall serve as the Exclusivity Quantities for such countries, that the Exclusivity Quantities to be allocated to all other countries or regions as contemplated by this Agreement shall be a mutually agreed to percentage of *****% of the total volume of Exclusivity Quantities set forth on Schedule 1.14 for the respective Drug Products, and that the parties shall make such allocation by mutual, good faith agreement, and amend Schedule
1.14 accordingly, no later than six (6) months following the execution of this Agreement.

     (d) If the total units of Drug Products sold by BLP or its affiliates under this Agreement for a Product Year shall not equal or exceed the Exclusivity Quantity for such such Product Year in any Exclusivity Quantity Territory, then on the last Payment Date (as defined below) of such Product Year, BLP shall, subject to the terms and conditions of this Agreement and except as otherwise set forth in Section 2.2 below, have the option to pay Pharmos an additional sum equal to the relevant Exclusivity Amount for such Product Year for such Exclusivity Quantity Territory, and BLP shall retain it exclusive rights during the following Product Year.

     (e) In addition and not by way of limitation of the foregoing, Pharmos shall have the right, which Pharmos must exercise within five (5) years of the date of this Agreement, to manufacture and sell to BLP up to *****% of the production requirements of Drug Product for the Secondary Markets, provided that
such Drug Product        meets applicable regulatory requirements and, unless
otherwise agreed by the parties, the standards and specifications for such Drug Product (including those related to quality) set forth in this Agreement and the Processing Agreement. The sale price for the Drug Product sold by Pharmos to BLP pursuant to the above sentence shall be as mutually agreed between the parties, provided that the price shall be no greater than the sum of BLP's "Processing Costs", "Warehousing Costs" and "Other Costs" (each such term as defined in the Processing Agreement) pertaining to such Secondary Markets with respect to such Drug Product. If Pharmos desires to exercise the right set forth in this subsection (e), promptly following notice of such desire BLP shall provide Pharmos with true and complete copies of all then existing BLP Technical Documentation. BLP hereby grants to Pharmos a non-exclusive, royalty-free, worldwide and perpetual license to use, and allow third party manufacturers to use for sale to Pharmos only, the BLP Technical Documentation, and to refer to any DMF, to make and have Drug Substance for the account of, and for sale and marketing by or on behalf of, Pharmos pursuant to this Section 2.1(e) and otherwise following termination of this Agreement for any reason. Pharmos agrees that prior to providing any BLP Technical Documentation to any third party manufacturer it shall obtain a confidentiality agreement from such third party protecting the BLP Technical Documentation on terms no less restrictive than those set forth in Article VII below.

     2.2  Loss of Exclusivity.
          -------------------

     (a) From and after the last Payment Date for a Product Year in which BLP fails to sell the Exclusivity Quantity for a particular Drug Product within a particular Major


* Confidential information is omitted and filed separately with the SEC.

European Market, Other Major Market or Region, and to pay the relevant Exclusivity Amount, Pharmos shall be entitled at any time thereafter, subject to delivery of a written notice delivered to BLP no later than sixty (60) days following the last Payment Date for a Product Year in question, to grant to any third party or parties the right to market such Drug Product in the subject Major European Market, Other Major Market or Region on a non-exclusive basis, and the marketing and sale rights granted to BLP under this Agreement with respect to such Drug Product within such Major European Market, Other Major Market or Region, as the case may be, shall become and thereafter remain non-exclusive.

     (b) Notwithstanding subsection (a) above, if the Exclusivity Quantity for a particular Drug Product is achieved for a Region within the Exclusivity Amount Territories, but not for one or more of the Major European Markets or Other Major Markets within such Region, BLP shall retain its exclusive rights with respect to all countries within such Region, and shall have no obligation to pay an Exclusivity Amount for the Major European Market or Other Major Market within such Region for which the Exclusivity Quantity was not met. In addition, notwithstanding Section 2.1(d) to the contrary, if the Exclusivity Quantity is met for a particular Major European Market or Other Major Market, and the Exclusivity Quantity for the Region in which such Major European Market or Other Major Market is included is not met following two (2) full Product Years after approval of an NDA for such Drug Product in such Region, then the rights to all countries within such Region (other than the Major European Market or Other Major Market within such Region for which the Exclusivity Quantity has been met) shall become non-exclusive following delivery of a written notice to BLP by Pharmos no later than 60 days following the last day of such second full Product Year, and Pharmos shall have the right specified in the first sentence of this
Section 2.2 with respect to all countries such Region, provided, however, that
                                                       --------
during the first two (2) full Product Years after approval of an NDA for such Drug Product in such Region, BLP shall maintain its exclusive rights to all countries within such Region (other than the Major European Markets and Other Major Markets within the Region), without any obligation to pay an Exclusivity Amount for such Region.

     2.3  Product Price.
          -------------

     (a) As consideration for Drug Substance to be purchased by BLP for Processing into Drug Product under this Agreement, BLP shall pay Pharmos an amount equal to *****% of BLP's Adjusted Sales of each Drug Product sold by BLP in any BLP Month (the "PRODUCT PRICE") in accordance with Section 2.4 below, provided that in no event shall the Product Price be less than an amount equal
--------
to (A) Pharmos' cost to purchase and deliver to BLP the Drug Substance included in such unit of Drug Product (as evidenced by appropriate documentation), plus
(B) *****% of the Adjusted Sales price for such unit of Drug Product (the "FLOOR PRICE"). In addition, in any given Product Year, if the Adjusted Sales for all Drug Product sold in the New Territories exceeds *****% of the amount set forth in the Sales Forecast for the New Territories in such Product Year attached hereto as Schedule 2.3(a) (the "SALES FORECAST TRIGGER AMOUNT"), and the average
          ---------------
Adjusted Sales Price of units of Drug Product sold in the New Territories during such Product Year exceeds $***** per unit, BLP shall pay Pharmos within 60 days of the end of such Product Year an amount equal to *****% of that portion of Adjusted Sales for such Product Year which exceeds the Sales Forecast Trigger Amount (the "PREMIUM PRICE"); provided that (i) BLP has satisfied the cumulative Sales Forecast for the New Territories for all prior Product Years, and (ii) the


* Confidential information is omitted and filed separately with the SEC.

average Adjusted Sales Price of units of Drug Product sold in the New Territories in all prior Product Years exceeded $***** per unit.
Notwithstanding the foregoing, and further subject to Section 2.9 below, BLP shall be entitled to credit (X) *****% of any Product Price which is equal to or less than *****% of Adjusted Sales, and (Y) *****% of any Product Price which exceeds *****% of Adjusted Sales, otherwise payable to Pharmos against advances previously made to Pharmos by BLP pursuant to Section 2.5 below until such advances have been recouped in full by BLP, provided, however, that if BLP fails
                                            --------
to provide any required advance pursuant to Section 2.5 below for any reason other than the reasons set forth in Section 2.8(i), (ii), (iii) or (iv) below, the rate of recoupment of advances set forth above shall thereafter be reduced to *****% of any Product Price payable to Pharmos.

     (b) Pursuant to Section 2.1(a) above, BLP may appoint distributors which are controlled by or under common control with BLP ("AFFILIATED DISTRIBUTORS"). If BLP appoints an Affiliated Distributor, Adjusted Sales for purposes of determining Product Price shall be determined based upon the net sales price (calculated using the deduction set forth in Section 1.1 above) obtained by such Affiliated Distributor from third parties which are not affiliated with BLP or such Affiliated Distributor.

     (c) Pharmos and BLP agree that BLP may use up to *****% of the total units of Drug Product sold in any country as samples to be distributed free of charge in such country in the first Product Year in which Drug Product is sold in such country, and up to *****% of the total units of Drug Product sold in such country as samples to be distributed free of charge in such country in each Product Year thereafter. BLP agrees that it shall pay to Pharmos the cost incurred by Pharmos to purchase and deliver to BLP the Drug Substance included in each sample unit of Drug Product, such amount to be paid at the times set forth for payments of Product Price in Section 2.4 below, provided, that if (I)
                                                          --------
the average Adjusted Sales Price for all Drug Product sold in a country in such Product Year exceeds $*****, and (II) the Exclusivity Quantity for such Product Year in such country is achieved, then BLP shall be entitled, at the end of such Product Year, to treat amounts paid by BLP to Pharmos pursuant to this sentence for Drug Substance used in samples in such country in such Product Year as advances against Product Price.

     2.4  Payment; Currency Conversions.
          -----------------------------

     (a) Within the earlier of thirty (30) days following the end of each BLP Month during the term of this Agreement (each a "PAYMENT DATE"), beginning with the end of the first full BLP Month following the first Commercial Sale of Drug Product by BLP in the Territory, BLP shall pay Pharmos the Product Price for Drug Substance Processed into Drug Product sold by BLP in the preceding BLP Month (and any portion of any preceding BLP Month), less any recoupment contemplated in Section 2.3 above. In addition, on each Payment Date, BLP shall deliver to Pharmos information which sets forth the aggregate sales and Adjusted Sales of each Drug Product in the applicable currency and units of such Drug Product for the preceding BLP Month and any portion of any preceding BLP Month in each country and region within the New Territories (with sales made by Affiliated Distributors reported separately by Distributor), and further sets forth the aggregate of all advances previously made to Pharmos pursuant to
Section 2.5 below and the amount of credits against such advances taken by BLP with respect to such preceding BLP Month.


* Confidential information is omitted and filed separately with the SEC.

     (b) All payments which may become due and owing to Pharmos under this Agreement shall be paid by BLP in U.S. Dollars. For purposes of determining any Exclusivity Amount payment due to Pharmos hereunder, any amounts due for the payment of Product Price, or the calculation of any other sums due Pharmos under this Agreement, including the Premium Price, the parties agree that amount due Pharmos will be determined based on the applicable rate of exchange published by in The Wall Street Journal, East Coast Edition, on the Thursday preceding BLP's internal month-end closing date for a particular BLP Month or Product Year for which the determination is to be made under this Agreement.

     2.5  Advances of Product Price.  BLP agrees to pay Pharmos the following
          -------------------------
sums as advances against payments of Product Price for Drug Substance Processed into Drug Product which may become due to Pharmos under this Agreement:

     (i) $*****, immediately upon receipt of approval of the NDA for the Initial Drug Product in the first of the countries comprising the Major European Markets, against purchases of Drug Substance to be Processed into Drug Product;

     (ii) $*****, immediately upon receipt of approval of the NDA for the sale of the Initial Drug Product in the second of the countries comprising the Major European Markets, against purchases of Drug Substance to be Processed into Drug Product;

     (iii) $*****, immediately upon receipt of approval of an NDA for either of LET or LEA, whichever approval shall occur first, in the first of the countries comprising the Major European Markets, against purchases of Drug Substance to be Processed into either LEA or LET; and

     (iv) $*****, immediately upon receipt of approval of an NDA for either of LET or LEA, whichever approval shall occur first, in the second of the countries comprising the Major European Markets, against purchases of Drug Substance to be Processed into either LEA or LET.

     In addition to the advances specified above, Pharmos and BLP further agree that from and after the date on which BLP has received a total of $***** of proceeds from or arising out of the execution by BLP of distribution agreements for the sale of Drug Product in the New Territories with distributors other than Affiliated Distributors, BLP shall thereafter pay to Pharmos as an advance against the purchase of Drug Product to be sold in a particular country by BLP *****% of any payments made to BLP (other than payments which constitute Adjusted Sales) with respect to the grant of marketing rights by BLP in such New Territories, or as advances for future purchases of Drug Product for sale by the distributor in such New Territories. There shall be credited against the amounts owed to Pharmos hereunder any sums of the nature described above prior to the execution of this Agreement. In addition, any payments received by Pharmos under this paragraph shall be allocated, for purposes of determining credits, recoupments and other similar matters, among the Initial Drug Product and LET and LEA in the proportions of *****%, *****% and *****%, respectively.


* Confidential information is omitted and filed separately with the SEC.

     2.6  Credits of Prior Advances. If BLP has not recouped an advance made
          -------------------------
pursuant to Section 2.5 above on or before the third anniversary of the date of payment of such advance, Pharmos agrees that it shall pay to BLP the amount of such unrecouped advance on or before the 90th day following such third anniversary date.

     2.7  Packaging.
          ---------

     (a) The parties acknowledge that the Initial Drug Product will be sold under BLP's own label using the brand name "Lotemax\\TM\\" or such other names chosen by Pharmos and approved by BLP, such approval not to be unreasonably withheld, and the Development Products will be sold under BLP's own label using a brand name mutually agreed to by the parties (each a "BRAND NAME"), provided
                                                                      --------
that to the extent permitted by applicable law, the packaging of Drug Product shall include a mutually acceptable reference to Pharmos as follows:
"Manufactured by BLP under Agreement with Pharmos". The parties acknowledge that the Brand Name shall be owned by Pharmos, and further agree that neither shall acquire rights in or to any trademarks or trade names of the other, except that BLP shall have the right to use the Brand Name in connection with its marketing, sale and distribution of Drug Product in the New Territories and within the Field, pursuant to the Trademark License attached as Exhibit 2.8 to
                                                                -----------
this Agreement (the "TRADEMARK LICENSE"). BLP shall submit all Drug Product advertising, promotional and packaging material (excluding Labels or Labeling for the Drug Product which comply with the NDA and applicable Regulatory Acts) to Pharmos for prior approval, which shall not be unreasonably withheld. Failure of Pharmos to disapprove of any such material within ten (10) days of receipt shall be deemed to constitute Pharmos' consent. All artwork, advertising and packaging used by each party is and shall remain the exclusive property of each party. Such artwork, advertising and packaging or any reproduction thereof owned by one party may not be used by the other party following the termination of this Agreement; provided, however that BLP shall provide Pharmos with its
                   --------
marketing plans and/or sales training materials pertaining to the sale of Drug Product in the New Territories for informational purposes only. At Pharmos' request, and subject to Article X hereof, Pharmos shall have the right to attend and participate in meetings associated with the development of BLP's marketing plans and training programs pertaining to marketing and distribution of Drug Product in the New Territories. BLP agrees that, immediately upon execution of this Agreement, it shall cause Dr. Mann Pharma to assign to Pharmos all right, title and interest Dr. Mann Pharma shall hold in any registration for a trademark on Lotemax\\TM\\ in any country, without consideration of any kind.

     (b) Pharmos and BLP agree to use good faith efforts to review the advisability of granting to each other mutually satisfactory, royalty-free trademark license agreements with respect to any trademarks owned by either party with respect to any Development Product prior to the first Commercial Sale of the Development Product in the New Territories marketed using such trademark, provided that in no event shall either party be entitled to any use of any
--------
trademark used or reserved for use by the other party in connection with any good or service or which includes all or any part of a party's or its Affiliate's corporate name or identity.

     2.8  Termination of Certain Rights.  The parties agree that if BLP fails to
          -----------------------------
provide any required advance or purchase pursuant to Section 2.4 or Section 2.5 above with respect to a Drug Product (or Development Product, as the case may be) because BLP has notified Pharmos in writing that (i) such Drug Product or Development Product is reasonably determined by BLP not to have achieved the safety or efficacy targets mutually agreed to by the parties, (ii) BLP reasonably determines that further investment in such Drug Product or Development Product is not financially justifiable, (iii) BLP reasonably determines that material adverse changes in the market or potential market for such Drug Product or Development Product have occurred, or (iv) BLP reasonably determines upon the written advice of independent counsel that the commercial sale of such Drug Product would infringe on the patent rights of third parties not otherwise licensed to or owned by Pharmos or BLP, then (X) BLP shall have no further rights or obligations with respect to such Drug Product under this Agreement of any kind, and (Y) the failure of BLP to make any such payments in the circumstances described above or for any other reason with respect to such Drug Product or Development Product in the New Territories shall not be deemed to be a breach of BLP's obligations under this Agreement. Notwithstanding the foregoing, this Agreement shall terminate and BLP shall lose any and all rights it may have in or to the marketing of any Drug Product and any Development Product in the New Territories if BLP shall determine and notify Pharmos that any of the circumstances described above apply to the Initial Drug Product.

     2.9  Additional Obligations.
          ----------------------

     (a) The parties acknowledge that the obligations of BLP to sell the Exclusivity Quantities with respect to the Initial Drug Product and any subsequent Drug Product are dependent on the ability of Pharmos to provide BLP with sufficient quantities of Drug Substance to be Processed into Drug Product to substantially meet the Sales Forecast for Drug Product under this Agreement. Pharmos acknowledges and agrees that until such time as BLP shall have made sufficient Adjusted Sales of Drug Product under this Agreement in order to recoup in full the advances made by BLP to Pharmos under Section 2.5 above, the failure of Pharmos to supply BLP with substantially all of its requirements of Drug Substance as required under this Agreement shall constitute a material breach of this Agreement, and that as a result of such breach BLP may suffer damage at least in the amount of any outstanding and unrecouped advances paid to Pharmos under Section 2.5 above. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, BLP agrees to forebear and not exercise any of its remedies hereunder as a result of Pharmos' breach of its supply obligations under this Agreement, and will allow Pharmos to cure such breach, subject to the following:

          (i) from and after any such breach, and for so long as (X) Pharmos is unable for any reason to supply BLP with Drug Substance sufficient to enable BLP to meet its Sales Forecast for Drug Product in any BLP Month within the New Territories, and (Y) BLP has not recouped in full any advances made by BLP to Pharmos under Section 2.5 above, then BLP shall be entitled to credit *****% of any Product Price payable to Pharmos against advances previously paid to Pharmos by BLP pursuant to Section 2.5 until such advances have been recouped in full by BLP; and

          (ii) BLP shall be permitted to immediately take out of consignment for Processing into Drug Product quantities of Drug Substance sufficient to generate Drug Product that, when sold, will generate Adjusted Sales of Drug Product in the New Territories in an amount sufficient to allow BLP to recoup any remaining advances paid to Pharmos under Section 2.5.


* Confidential information is omitted and filed separately with the SEC.

If such inventory of Drug Substance is insufficient to permit BLP to Process the quantities of Drug Product as stated above, and Pharmos has not otherwise provided BLP, within ten (10) days following the date of the breach by Pharmos described above in this subsection (a) with quantities of Drug Substance sufficient to generate Drug Product that, when sold in the New Territories, will generate Adjusted Sales sufficient to allow BLP to recoup any remaining advances made to Pharmos under Section 2.5, Pharmos shall pay to BLP the difference between the sum of (X) any outstanding advances that have been recouped by BLP under Section 2.5, plus the amount of advances that would be recouped upon the sale of any Drug Product (including Drug Product work in process) remaining in the possession of BLP at the time of the breach described above in this subsection (a), and (Y) the total amount of outstanding and unrecouped advances under Section 2.5 on the date of Pharmos' default hereunder. If Pharmos fails to satisfy the foregoing payment obligation within ninety (90) days following the expiration of the ten (10) day period set forth above, BLP will be relieved of its forbearance commitment, and in such event may exercise any remedies available to it under this Agreement, and further provided that BLP may defer
                                          ----------------
any prospective obligations to make advances under Section 2.5 and make payments of Exclusivity Amounts until Pharmos resumes performance of its supply obligations hereunder, and BLP is reasonably satisfied that there will be no substantial future interruption.

     (b) Pharmos acknowledges that, following BLP's recoupment in full of all advances paid by BLP to Pharmos under Section 2.5, the failure of Pharmos to supply BLP with substantially all of its requirements of Drug Substance as required under this Agreement shall constitute a material breach of this Agreement, and that as a result of such breach BLP may suffer damage. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, BLP agrees to forebear and not exercise any of its remedies hereunder with respect to such breach until such time as Pharmos is unable to provide BLP with sufficient Drug Substance to ensure that BLP has on hand at least enough Drug Substance to satisfy substantially all of BLP's rolling six (6) month requirements for Drug Substance (or if such amount of Drug Substance on hand at BLP goes below BLP's rolling six (6) month requirement and the parties cannot mutually agree after good faith consultation that a resumption of supply is reasonably imminent), unless Pharmos has concluded a supply contract with a second manufacturer of Drug Substance contemplated under the U.S. Marketing Agreement within ninety (90) days following the day on which the inventory of Drug Substance on hand at BLP falls below six (6) months and the parties cannot mutually agree after good faith consultation that a resumption of supply is reasonably imminent, it being understood that in such event Pharmos shall be deemed to have cured the breach described above in this subsection (b). If Pharmos has failed to cure such breach as set forth above the Product Price for each Drug Product payable in each BLP Month in which such breach occurred or is continuing under this Agreement shall be reduced to *****% of BLP's Adjusted Sales of Drug Product in such BLP Month. Notwithstanding anything in this subsection (b) to the contrary, BLP agrees that it will not terminate this Agreement as a result of Pharmos' breach hereunder.

     2.10 Generic Versions of Drug Product.
          --------------------------------

     (a) BLP shall have the right, if available within the subject jurisdiction within the New Territories, to manufacture, use, sell, promote and distribute a generic equivalent to any such Drug Product (each a "GENERIC") in each jurisdiction within the New Territories in


* Confidential information is omitted and filed separately with the SEC.

which any third person (exclusive of any BLP affiliate) files, or otherwise makes known a good faith intention to file, for regulatory approval of a Generic within the subject jurisdiction. Prior to exercising the right set forth in the preceding sentence, BLP shall inform Pharmos in writing of all relevant facts known to BLP regarding the specific circumstances in the subject jurisdiction, including the identity of the third person and anticipated filing and approval dates, and shall consult with Pharmos prior to taking any action permitted in this Section 2.10(a). BLP agrees that if a third party files or otherwise makes known an intention to file for regulatory approval of a Generic within the subject jurisdiction, but does not receive marketing approval for such Generic or does not otherwise attempt to promote and sell a Generic, the rights accorded to BLP under this Section 2.10(a) shall terminate with respect to the subject jurisdiction unless and until a third party shall once again file, or otherwise makes known an intention to file, for regulatory approval of a Generic in such jurisdiction, provided, however, that in such event, BLP shall have the right to
              --------
sell off, and to have sold off, all existing inventories of Generics at prices and on terms which are no more favorable to the customer than the best price and terms offered by BLP for such Generic prior to the termination of rights of BLP described above. All Generics shall be deemed to be "Drug Product" for all purposes of this Agreement and any other agreement between Pharmos and BLP which may then be in full force and effect.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) BLP agrees that it shall have no right, except as permitted hereunder, to market, distribute or sell any Generic under any Abbreviated New Drug Application (an "ANDA") or NDA, (ii) BLP shall bear all costs and expenses which BLP may incur with respect to approval for or filing or any approval for any ANDA, and, as otherwise contemplated by this Agreement, for the promotion, marketing, sale and distribution of any Generic, (iii) BLP shall pay to Pharmos the Product Price for each unit of a Generic product sold by BLP pursuant to this Section 2.10, and (iv) Pharmos and BLP agree that if BLP markets a Generic in any jurisdiction within the New Territories pursuant to the rights set forth in Section 2.10(a) above, BLP and Pharmos shall work together in good faith to determine an appropriate reduction in the Product Price owed to Pharmos with respect to such Generic in such jurisdiction based on the sales price of such Generic, BLP's margins with respect to such Generic in such jurisdiction, and the economic effects of competitive actions taken by third persons in such jurisdiction to promote, market, sell and distribute a substitute for the Generic, it being understood and agreed that the objective of such reduction in Product Price shall be to enable BLP to compete in the market for such generics in such jurisdiction. Notwithstanding anything contained in this Section 2.10 to the contrary, if BLP shall incur costs and expenses as a result of the conduct of clinical studies which are necessary in order to obtain approval for the sale of a Generic in any jurisdiction, and BLP and Pharmos have mutually agreed in good faith that such clinical studies should be performed, BLP and Pharmos shall mutually agree on appropriate allocation per unit of such costs and a timetable for recovering *****% of such costs in the form of additional deductions to determine the Adjusted Sales Price of Drug Product.

     2.11 Marketing Plans.
          ---------------

     (a) BLP shall deliver to Pharmos a written marketing plan for the Initial Drug Product (the "MARKETING PLAN") for the first three (3) Product Years for each of the Major European Markets individually, and each of the Regions included within the Exclusivity


* Confidential information is omitted and filed separately with the SEC.

Amount Territories, and to the extent commercially reasonable for the remainder of the New Territories. The Marketing Plan for the Major European Markets and the European Community shall be delivered within six (6) months following submission of the NDA for the Initial Drug Product in the first Major European Market, and the Marketing Plan for each of the remaining Exclusivity Quantity Territories, the Other Major Markets and the Potential Major Markets shall be delivered within one (1) year thereafter. The Marketing Plan shall be set forth in reasonable and customary detail, and shall include in such plans commercially reasonable descriptions of intended pre-marketing and marketing investments, tactics and efforts, promotion and distribution efforts and mechanisms, descriptions and estimated timing of any anticipated Phase IV studies, compilations of market research and analysis performed by or for BLP, and other related matters customarily included by BLP in such plans for the marketing, promotion and sale of a new ophthalmic drug product. BLP or its affiliates shall further include in each Marketing Plan a Sales Forecast for each of the first ten (10) Product Years for the Initial Drug Product.

     (b) On or before the date sixty (60) days following the submission of an NDA with respect to each Development Product in the first Major European Market, BLP shall deliver to Pharmos a written marketing plan for such Development Product (the "ADDITIONAL MARKETING PLANS") for the first three (3) Product Years of each such Development Product for each of the Major European Markets, the remainder of the European Community and the remaining Exclusivity Quantity Territories. Pharmos agrees to use good faith efforts to notify BLP at least 180 days before the anticipated submission of an NDA to a Regulatory Authority with respect to each Development Product. The Additional Marketing Plans shall be set forth in substantially the same level of detail, and shall include substantially the same information, plans, budgets and other information, as required with respect to the Marketing Plan set forth in subsection (a) above. BLP shall further include in each Additional Marketing Plan a Sales Forecast for each of the first ten (10) Product Years for each Development Product.

     2.12 Marketing Committee.  Pharmos and BLP agree to expand the scope of the
          -------------------
Marketing and Commercialization Committee formed pursuant to the U.S. Marketing Agreement to include all matters with respect to the marketing, promotion and sale of Drug Product under this Agreement. The membership of the Committee will remain as currently constituted, with the addition of two (2) members from Dr. Mann Pharma, a BLP affiliate. With respect to the New Territories, the Committee will consider and make recommendations to Pharmos and BLP regarding all matters related to the marketing, promotion and sale of Drug Product in the New Territories, including issues with respect to pricing, promotion and other similar matters, and shall have further responsibility for the development and presentation of Additional Marketing Plans described in Section 2.1 above. The Committee shall remain the primary forum for the resolution of disputes between the parties with respect to the New Territories as currently contemplated provided that the failure of the Committee to resolve any such dispute shall
--------
not constitute a default under, or breach of, this Agreement.


                                  ARTICLE III
                           PROCESSING OF DRUG PRODUCT

     3.1  Processing.  Except as otherwise provided herein, and in consideration
          ----------
of the rights granted to BLP hereunder, during the term of this Agreement BLP shall Process Drug Substance into Drug Product in accordance with the applicable Specifications, CGMP requirements, the applicable NDA, the applicable Regulatory Acts, and otherwise in accordance with this Agreement. BLP further agrees to Process Drug Product and Placebo Product for sale by Pharmos and third parties pursuant to the terms of the Processing Agreement if and to the extent any of the rights of BLP hereunder may become non-exclusive pursuant to Article II above.

     3.2  Drug Substance Consignment.
          --------------------------

     (a) During the term of this Agreement, Pharmos shall deliver on consignment to BLP (at Pharmos' sole cost and expense) for Processing into Drug Product and subsequent distribution of Drug Product within the New Territories by BLP, a supply of Drug Substance as and when ordered by BLP in accordance with the procedures set forth in this Section 3.2. All Drug Substance delivered to BLP by Pharmos (i) shall continue to be the sole and exclusive property of Pharmos and full and complete title therein shall remain with Pharmos until such time as BLP shall remove Drug Substance from its warehouse and commences Processing of such Drug Substance, and (ii) shall be kept reasonably segregated and separate from all other products and materials stored or warehoused at the Facility. BLP agrees that Pharmos may file, and BLP shall execute, Uniform Commercial Code financing statements evidencing the ownership by Pharmos of Drug Substance on consignment in the possession of BLP from time to time. BLP shall keep complete and accurate records detailing the receipt of each shipment of Drug Substance received by BLP and each unit of Drug Product Processed by BLP under this Agreement. To the extent practicable and at no additional premium cost to BLP, BLP agrees to cause Pharmos to be named as an additional insured with respect to any policies of insurance carried by BLP and covering the loss of any Drug Substance held on consignment by BLP from Pharmos for Processing under this Agreement due to fire or other casualty of the type customarily insured at the Facility.

     (b) By the twentieth day of every other calendar month after the initial forecast described below, BLP shall submit to Pharmos a written forecast listing BLP's reasonably estimated requirements of Drug Substance under this Agreement for the subsequent twelve (12) month period, presented in six two (2) month intervals, on a rolling basis. BLP's initial twelve (12) month rolling forecast for the Initial Drug Product shall be provided to Pharmos no later than thirty
(30) days following Regulatory Authority approval of the Initial NDA. Unless otherwise agreed in writing by the parties, BLP's estimated bi-monthly requirements of Drug Substance set forth in each rolling forecast shall be delivered or caused to be delivered by Pharmos to BLP F.O.B. the Facility, commencing within thirty (30) days of the date each written forecast is forwarded to Pharmos, and continuing thereafter on a timely basis. Each shipment of Drug Substance delivered to BLP hereunder shall be accompanied by an appropriate certificate of analysis (or similar certificate or document as required by any Regulatory Authority or Regulatory Act) which evidences testing of the Drug Substance for conformity to Specifications (except for bioburden, the testing for which shall be the responsibility of BLP). The parties agree that consigned Drug Substance will be delivered to BLP in such batch sizes as the parties shall mutually agree from time to time in order to minimize waste and loss in the Processing of Drug Substance into Drug Product by BLP.

     (c) Drug Substance shall be received by BLP subject to BLP's inspection and may be rejected if found not to conform to the Specifications or otherwise fail to be as warranted hereunder. Within two (2) business day of delivery of Drug Substance, BLP shall inspect such shipment of Drug Substance for visually obvious defects and report such defects immediately to Pharmos. Within thirty
(30) days of delivery to BLP, BLP may undertake its own quality control tests to ensure that the Drug Substance delivered is in accordance with the terms of this Agreement. Pharmos' representatives may be present at the Facility during the conduct of such quality control tests by BLP. BLP shall be deemed to have accepted each shipment of Drug Substance delivered by Pharmos if Pharmos does not receive written notice to the contrary within thirty (30) days of delivery.

     (d) All claims for shortages or other damage not visually obvious shall be reported in writing to Pharmos within thirty (30) days after the date of arrival of each shipment of Drug Substance at the Facility. At Pharmos' request, BLP shall promptly supply either some of the Drug Substance which is allegedly defective or some other evidence of deficiency which Pharmos shall reasonably specify. If Drug Substance does not meet Specifications, or is subject to any claim, defect or shortage, the rejected Drug Substance shall not be used by BLP and shall be returned promptly by BLP to Pharmos at Pharmos' expense, or such other mutually agreed upon response shall be undertaken. Pharmos shall replace such rejected Drug Substance with such quantity of Drug Substance which conforms to the Specifications as soon as practicable. In the event of any dispute between BLP and Pharmos as to whether any of the Drug Substance delivered to BLP conforms with the Specifications, samples of the Drug Substance in dispute shall be sent to the Testing Laboratory, whose findings shall be binding on the parties except in cases of gross and manifest error on the part of the Testing Laboratory; provided, however that if the Testing Laboratory determines that the
            --------
Drug Substance is not defective, the parties agree that BLP's sole obligation shall be to use reasonable, good faith efforts to reconcile its quality assurance testing results with the findings of the Testing Laboratory. If BLP is unable to reconcile such results, BLP shall have no obligation to use the rejected Drug Substance. The cost of such testing with the Testing Laboratory shall be borne by the losing party.

     (e) BLP shall store the inventory of consigned Drug Substance and Drug Product Processed pursuant to this Agreement in compliance with all applicable Regulatory Authority and Regulatory Act requirements, with sound commercial practices common to the industry, and with the same degree of care which BLP applies to its own raw materials and finished products; and such inventories shall be reserved exclusively for the Processing of Drug Substance into Drug Product under this Agreement. BLP shall be entitled from time to time to withdraw from the consigned inventory of Drug Substance in its possession, in appropriate batch sizes, a sufficient quantity of Drug Substance necessary for BLP to meet its Processing needs, or to make such other use of the Drug Substance necessary to comply with CGMP requirements and/or any applicable Regulatory Act.

     (f) Notwithstanding anything in this Article III to the contrary, Pharmos warrants to BLP that the Drug Substance, when shipped to BLP, will conform to the Specifications, will not be adulterated or misbranded within the meaning of any applicable Regulatory Act, and will have a remaining shelf life of no less than ***** months.


                                   ARTICLE IV
                 DRUG PRODUCT DEVELOPMENT, R&D AND REGISTRATION

     4.1  Services. BLP shall exercise its commercial and scientific good faith
          --------
efforts to continue to perform the Services with respect to the Initial Drug Product with


* Confidential information is omitted and filed separately with the SEC.

respect to the New Territories, and will perform such Services with respect to any subsequent Drug Product, and to develop a DMF covering the Processing of the Drug Substance into the Initial Drug Product and any subsequent Drug Product, provided that BLP shall not be obligated to perform such Services or develop a
--------
DMF with respect to any Drug Product or Development Product with respect to which BLP shall have lost all marketing rights under this Agreement. Such efforts shall be consistent with those employed by BLP for its own proprietary drug products. BLP shall allow Pharmos to continue to reference any DMF in the course of seeking and obtaining Regulatory Authority approval of the Initial NDA and any subsequent NDA, and shall provide Pharmos with a DMF reference letter in each case; provided, however, that BLP shall have no obligation to disclose to
           --------
Pharmos the contents of any DMF. BLP further agrees to continue to provide Pharmos with BLP Technical Documentation as Pharmos may reasonably deem necessary or appropriate solely in order for Pharmos to obtain and thereafter maintain Regulatory Authority approval of the Initial NDA and any subsequent NDA as Pharmos may from time to time reasonably request during the Term.

     4.2  Performance of Services.  BLP agrees to perform the Services with
          -----------------------
respect to the New Territories for the Drug Products and Drug Substance in accordance with CGMP requirements. Except for the foregoing, and as otherwise specifically stated in this Agreement, BLP makes no other agreement with respect to the performance of the Services, and BLP shall have no liability whatsoever for Pharmos' failure to obtain Regulatory Authority approval of any NDA.
Pharmos shall be solely responsible for obtaining approval of the NDA by a Regulatory Authority at its sole expense and cost, and, subject to Section 4.1 above, BLP shall be solely responsible for providing the Services at its sole expense and cost.

     4.3  Development Products.  As soon as is mutually convenient for the
          --------------------
parties, Pharmos and BLP agree to use good faith efforts to prepare a mutually agreeable research and development plan for each Development Product (each an "R&D PLAN") similar in form and content previously agreed to in the U.S. Marketing Agreement. If the parties shall not have agreed on the R&D Plan for a particular Development Product for the New Territories after good faith efforts, the parties shall resolve their disagreement in the manner contemplated by the U.S. Marketing Agreement. The parties further agree that the failure to agree on an R&D Plan or the failure of BLP to perform its obligations under Section
4.5 below shall have the consequences set forth in Section 5.7 of the U.S. Marketing Agreement.

     4.4  Pharmos' Development Obligations.  If mutually agreed to by the
          --------------------------------
parties, Pharmos shall use good faith, scientifically reasonable efforts to execute each R&D Plan substantially in accordance with its terms and in consultation with BLP. In connection therewith, Pharmos shall be responsible for the preparation and conduct of all Phase I, II and III studies and other clinical trials as may be included in the subject R&D Plan, the preparation, submission and maintenance of any NDA's in connection therewith in the name of Pharmos, the provision to BLP of Drug Substance necessary for use in the generation of suitable materials for the conduct of related clinical trials, and generally otherwise do all such things with respect to a Development Product as previously done by Pharmos in connection with the Initial Drug Product. Except as specifically set forth in this Agreement or as otherwise agreed in writing by Pharmos and BLP, all actions taken by Pharmos in connection with its obligations under this Section shall be at the sole cost and expense of Pharmos. If BLP believes in good faith that an R&D Plan is not being substantially performed in accordance with such Plan, the parties shall at the request of BLP meet to mutually determine in good faith any corrective actions, and associated costs, which may be necessary to perform such R&D Plan. If the parties are unable to agree, in good faith, on any corrective actions and associated costs, or if agreement on the foregoing is reached but Pharmos subsequently breaches such agreement, BLP may, following written notice to Pharmos, assume responsibility for performing Pharmos's obligations with respect to such aspect of the particular R&D Plan which Pharmos failed to be performed on a commercially reasonable, cost-effective basis, and offset the out-of-pocket costs associated therewith against any payment obligations owed to Pharmos hereunder in an equitable manner which does not cause Pharmos to breach any of its other obligations hereunder. Notwithstanding anything contained in this Section 4.4 to the contrary, BLP's obligation to agree in good faith on any corrective actions and associated costs will not be deemed to impose on BLP any obligation to assume responsibility for any costs which are not expressly assumed by BLP hereunder.

     4.5  BLP's Development Obligations.  BLP shall use good faith,
          -----------------------------
scientifically reasonable efforts to support the activities of Pharmos under
Section 4.4 above in connection with the development of each Development Product, provided that, except as expressly set forth below with respect to the
         --------
obligations of BLP set forth below, BLP shall not be required to incur any out-of-pocket costs in connection therewith. In connection therewith, BLP shall prepare and provide Pharmos with copies of any validation and stability studies (including related documentation) and related DMF's as may be contemplated by the relevant R&D Plan, and shall be responsible for performing any Phase IV studies which may be necessary to comply with Regulatory Authority rules or regulation or which BLP reasonably determines to be advisable to support the marketing and sales of Drug Product. In addition, and subject to the provision of suitable Drug Substance by Pharmos, BLP shall supply Pharmos with suitable clinical materials in accordance with CGMP requirements for use in Phase I, II and III (or similar) clinical studies of a Development Product, and such materials shall meet all other applicable legal and regulatory requirements for use in such of the New Territories in which the parties intend in good faith to submit an NDA based on the Marketing Plans required to be delivered pursuant to
Section 2.11 above, provided that BLP shall have no obligations under this
                    --------
sentence with respect to a particular jurisdiction if the parties mutually agree in the exercise of their good faith judgement that the Marketing Plans with respect to such jurisdiction do not justify the expense contemplated by this sentence. Except as specifically set forth in this Agreement or as otherwise agreed in writing by Pharmos and BLP, all actions taken by BLP in connection with its obligations under this Section 4.5 shall be at the sole cost and expense of BLP.

     4.6  R&D Committee.  Pharmos and BLP agree to expand the scope of the
          -------------
Research and Development Committee formed pursuant to the U.S. Marketing Agreement with respect to the performance of the R&D Plans for the New Territories. The Committee membership will remain as currently constituted.
The Committee will monitor and evaluate the performance of the R&D Plans by both parties. The Committee shall remain the primary forum for the resolution of disputes between the parties with respect to research and development matters which are not otherwise addressed in this Agreement or any other agreements between the parties, provided that the failure of the Committee to resolve any
                     --------
such dispute shall not constitute a default under, or breach of, this Agreement.

     4.7  Product Registration.  (a) The parties agree that Pharmos shall be
          --------------------
responsible for, and shall bear the related expense of, using commercially reasonable efforts to obtain approval of the MAA (or similar regulatory approval in a country within the New Territories mutually acceptable to Pharmos and BLP) for the sale of the Initial Drug Product. In connection with such efforts by Pharmos, Pharmos shall have the right to reference as its office for purposes of the MAA filing an office of Dr. Mann Pharma in Berlin, and BLP will provide Pharmos with office facilities at such location, at no cost to BLP, as may be required by appropriate Regulatory Authorities in connection with the MAA filing. Subject to the following paragraph, BLP or an affiliate of BLP shall be responsible for (or require local distributors to be responsible for), and shall bear (or require local distributors to bear) the related expense of using commercially reasonable efforts to obtain all other required or desirable Regulatory Authority approvals for, and to qualify BLP's Facilities in, each of the Major Markets.

     (b) BLP shall bear (or shall cause an affiliate or local distributor to bear) up to $***** for each of the Major European Markets and Other Major Markets of out-of-pocket expenses to register each Drug Product in any such individual Major European Market or Other Major Market (exclusive of the expense of clinical trials). Pharmos will bear the necessary out-of-pocket expenses related to such registrations in any such Major European Markets and Other Major Markets from $***** to $*****. If there are proposed expenditures for any such Major European Markets or Other Major Markets above $*****, BLP will consult with Pharmos prior to such expenditures as to whether such expenditures should be made and which party shall bear the cost. BLP and Pharmos shall consult with respect to the responsibility for such expenses in jurisdictions outside of the Major European Markets and Other Major Markets, it being acknowledged that BLP shall use good faith efforts to cause local distributors to incur such expenses in such jurisdictions. If BLP is unable to cause such local distributors to incur such expenses, BLP and Pharmos shall share such costs equally after the extent of such costs have been mutually agreed to by the parties. Pharmos will assist BLP's efforts to receive local approvals by providing previously generated data and other file preparation work. BLP will assist Pharmos with the MAA filing by using reasonable commercial efforts to meet Regulatory Authority requirements for Drug Product and manufacturing processes and by using reasonable commercial efforts to provide the required documentation in a timely manner.

     (c) The parties agree that BLP and Pharmos shall investigate and mutually determine whether to proceed with efforts to obtain required marketing and regulatory approvals for sale of Drug Product in the Potential Major Markets on an out-of-pocket cost sharing basis substantially as set forth in the preceding paragraph, and otherwise in a timely manner following the date of this Agreement. The parties further acknowledge that, if BLP determines not to proceed with, or abandons, such efforts with respect to a particular Potential Major Market after three (3) years from the date of this Agreement, all rights with respect to such Potential Major Market shall revert to Pharmos.

     (d) All registrations in the New Territories of Drug Product shall be made in the name of Pharmos unless such registration is not allowed under local regulations. Pharmos agrees to coordinate the MAA with BLP to assure optimal regulatory response in Europe. Subject to the limitations on expenditures set forth in this Section 4.7 above, BLP agrees to use its reasonable commercial efforts to obtain (or cause its local distributors or affiliates to obtain) any available registrations that provide market exclusivity for Drug Product in a particular Major European Market or Other Major Market.


* Confidential information is omitted and filed separately with the SEC.

     4.8  Clinical Trials.  Pharmos, using commercially reasonable efforts,
          ---------------
shall be responsible for conducting all currently contemplated clinical trials and for any other clinical study reasonably required for registration of Drug Product in Major Markets, at no cost to BLP, and on which the parties shall mutually agree with respect to Drug Product in the Major Markets. The cost of such clinical trials shall not be included in the product registration expenses which may be incurred by Pharmos pursuant to this Section 4.8. At no charge to Pharmos, and using commercially reasonable efforts, BLP shall process and supply to Pharmos reasonable quantities of the clinical trial material required by Pharmos for such trials, and Pharmos shall provide BLP with necessary quantities of Drug Substance necessary for BLP to produce the clinical trial materials at no cost to BLP. BLP (or the appropriate local distributors or affiliates of BLP) shall conduct all optional, post-approval studies at their expense. Pharmos shall have the right to approve any BLP clinical protocols for such post-approval studies, such approval not to be unreasonably withheld. The parties agree that without the approval of Pharmos not unreasonably withheld, Pharmos shall not be obligated to perform any separate clinical trials specifically for any country in the New Territories other than the Major Markets.


                                   ARTICLE V
                             ADDITIONAL OBLIGATIONS

     5.1  Notice of Regulatory Authority Communication. Each party shall
          --------------------------------------------
promptly, but in no event more than three (3) business days after receipt thereof, advise the other, and provide copies or transcriptions, if available, of any Regulatory Authority Communication regarding the Drug Product and/or the Drug Substance, any NDA, BLP's DMF relating to the Drug Product, or any other related matters, whether received by Pharmos, BLP, any distributor appointed by BLP, or any subdistributor of a distributor appointed by BLP.

     5.2  Adverse Drug Reaction Reports. BLP shall establish a system for
          -----------------------------
monitoring, investigating and following-up on adverse reaction reports involving the Drug Product Processed by BLP under this Agreement. If either party becomes aware that the Drug Product Processed by BLP contains a defect which could or did cause death or injury, each party shall immediately by FAX and telephone provide the other with a complete written description of all relevant details known to such party concerning any such incident, including but not limited to, a description of any defect and such other information which may be necessary to report the incident to the appropriate Regulatory Authority. BLP and its distributors and subdistributors will be responsible for preparing adverse drug reaction reports, administering adverse drug reaction files relating to the Drug Product and filing all such reports with the appropriate Regulatory Authorities, at its sole expense, with respect to Drug Product Processed by BLP under this Agreement. The obligations of BLP under this Section 5.2 with respect to a particular Drug Product shall terminate at such time as BLP is no longer entitled to market and sell such Drug Product unless and to the extent otherwise required by applicable Regulatory Authorities and Regulatory Acts.

     5.3  Complaint Handling. If Pharmos or BLP (or its distributors or
          ------------------
subdistributors) receives any complaint, claims or adverse reaction reports regarding Drug Product, including notices from a Regulatory Authority regarding any alleged regulatory non-compliance of the Drug Product, each party shall, within five (5) business days of receipt with respect to medical reports and ten
(10) business days of receipt with respect to any other product reports (or in either case such shorter periods as may be required by applicable laws, rules, or regulations), provide the other with all information contained in the complaint, report, or notice and such additional information regarding the specific Drug Product as may be reasonably requested, except knowledge of Drug Product incidents described in Section 6.2 above, which shall be communicated by FAX and telephone report. Pharmos shall comply, at a minimum, with Regulatory Authority and CGMP requirements for complaint handling. Pharmos will decide which complaints are to be submitted to the relevant Regulatory Authority according to applicable law, and shall provide a copy of any such submission to BLP.


                                   ARTICLE VI
                          INTELLECTUAL PROPERTY RIGHTS

     6.1  Representations of Pharmos. Pharmos represents and warrants to BLP
          --------------------------
that (i) Pharmos has the right to provide Drug Substance to BLP for the Processing of Drug Substance into Drug Product under this Agreement and (ii) to the best of Pharmos' knowledge after diligent investigation under the circumstances, the manufacture, use or sale of Drug Product incorporating the Drug Substance does not infringe or violate any intellectual property rights of others in the New Territories. Pharmos represents and warrants to BLP that, to the best of Pharmos' knowledge after diligent investigation under the circumstances, the Patent Rights covering the Drug Substance are valid and enforceable, and there are no other patents with claims that cover the Drug Substance or Drug Product issued within the New Territories. No right or license is granted to Pharmos, expressly or by implication, under any patent, proprietary right, tradename, trademark, service mark or copyright of BLP or Bausch & Lomb Incorporated. Under no circumstance shall Pharmos use BLP's or Bausch & Lomb Incorporated's name, tradenames, trademarks, service marks or copyrights, in connection with the Drug Product or Placebo Product, unless BLP specifically has given prior written approval for any such particular use.

     6.2  Representations of BLP. BLP represents and warrants to Pharmos that
          ----------------------
(i) BLP has the right to Process Drug Substance into Drug Product and otherwise perform its obligations under this Agreement, and (ii) to the best of BLP's knowledge after diligent investigation under the circumstances, BLP has all intellectual property rights (or can acquire such rights under commercially reasonable terms) to perform the Processing of Drug Substance into Drug Product at the Facilities and otherwise within the New Territories. No right or license is granted to BLP, expressly or by implication, under any patent, proprietary right, tradename, trademarks, service mark or copyright of Pharmos. Under no circumstance shall BLP use Pharmos' name, tradenames, trademarks, service marks or copyrights in connection with the Drug Product or Placebo Product unless Pharmos specifically has given prior written approval for any such particular use.

     6.3  Patent Matters. (a)  Pharmos shall undertake and shall bear all costs
          --------------
of the prosecution and maintenance of the Patent Rights in the Major Markets, Other Major Markets, Potential Major Markets, other countries within a Region, and such other countries within the New Territories which BLP designates in writing to Pharmos that it intends to market and sell Drug Product and in which Patent Rights are available based upon a good faith determination of Pharmos using customary practices (the "Patent Countries"). Pharmos shall exercise commercially reasonable efforts to prosecute the Patent Rights in the Patent Countries and thereafter to maintain such Patent Rights. Furthermore, Pharmos shall exercise reasonable efforts to keep BLP fully informed with respect to the course and conduct of patent application and prosecution matters within the scope of the Patent Rights.

     (b) If Pharmos elects to terminate either the prosecution or maintenance of the Patent Rights in any of the Patent Countries prior to the completion of normal prosecution before the patent examiner or prior to the end of the term for maintenance, as the case may be, it will give BLP sixty (60) days prior written notice of such election prior to any time limit on any action due. BLP, upon receipt of such notice, shall have the option, subject to any obligations binding on Pharmos with respect to any of the Patent Rights held by Pharmos under licenses from third parties, to undertake the continuation of such prosecution or maintenance and, upon BLP's election to undertake such continuation, and, to the extent owned by Pharmos, Pharmos shall transfer title to BLP for the subject Patent Rights in the subject country.

     (c) If either party shall become aware of any infringement of threatened infringement of any Patent Rights, then the party having such knowledge shall give notice to the other within ten (10) days of becoming aware of such infringement or threatened infringement.

     (d) Pharmos shall have the first right but not the obligation to bring an enforcement action or to take any other reasonable steps to defend the Patent Rights against infringement and BLP shall in such event give all reasonable assistance to Pharmos with respect to related patent and legal issues. The costs of, and any recovery from, any such patent enforcement shall be borne by and belong to Pharmos. If Pharmos does not commence a particular infringement action within ninety (90) days after it has received notice of such infringement, BLP (subject to any rights of any third parties having granted Pharmos a license to use the subject Patent Rights), after notifying Pharmos in writing, shall be entitled to bring such infringement action or other appropriate action or claim at its own expense, but may request in writing that Pharmos fund *****% of such expenses. If Pharmos declines to pursue such action or fails to respond to BLP within sixty (60) days after receipt of BLP's notice that it will do so, BLP shall have the right to undertake such action, and if BLP undertakes such action, it shall be entitled to *****% of all recoveries, if Pharmos does not contribute to the expenses incurred in connection with such prosecution. BLP and Pharmos shall split any recovery if Pharmos does contribute to the expenses incurred by BLP in connection with such prosecution, pro rata in proportion to their relative contributions to such expenses. Notwithstanding the foregoing, if the monetary recovery is less than the out-of-pocket expenses of Pharmos and BLP, reimbursement shall be on a pro rata basis, based upon costs incurred. In any event, BLP and Pharmos shall assist one another and reasonable cooperate in any such litigation at the other's request without expense to the requesting party.

     (e) For purposes of this Section 6.3, "Patent Rights" shall include non-United States patents and non-United States patent applications covering the invention covered by the "Formulation Patent", as defined in that certain License Agreement dated as of June 30, 1995, between Pharmos and BLP.

                                  ARTICLE VII
                                CONFIDENTIALITY


* Confidential information is omitted and filed separately with the SEC.

     7.1  Confidential Information. Pharmos and BLP agree that all Technology
          ------------------------
and other proprietary or confidential information owned by each other, including any Technology and proprietary or confidential information previously described in or by the Prior Agreements (collectively, the "CONFIDENTIAL INFORMATION"), and provided to or possessed by the other party, shall be kept strictly confidential and each party agrees further that:

          (a) all such information so possessed or accessed shall remain the exclusive property of the other party;

          (b) it shall maintain, and shall use reasonable and prudent efforts to cause its employees and agents to maintain, all such information as confidential;

          (c) it shall not, and shall use reasonable and prudent efforts to ensure that its employees and agents do not copy, publish, disclose to others, or preempt and use for any purposes (other than for purposes of fulfilling its obligations pursuant to this Agreement) any such information;

          (d) it shall return such information to the other party upon termination of this Agreement; and

          (e) it shall maintain, and shall use reasonable and prudent efforts to cause its employees and agents to maintain, all such information in a clean, orderly, and businesslike fashion and in accordance with any applicable governmental regulations.

     7.2  Exception. Provided that BLP and Pharmos provides the other party with
          ---------
written notice in advance of the need to disclose any of the Confidential Information obtained from the other party in connection with this Agreement,
Section 7.1 shall not apply to  information disclosed by either party:

          (a) to any governmental or other Regulatory Authority in response to a subpoena; or

          (b) to ensure compliance with Regulatory Authorities and Regulatory Acts; or
          (c) as may be required to ensure compliance with law or in connection with any litigation or legal process; or

          (d) to the extent that any of the information is in or enters the public domain or is received from a third party without breach of any obligation of confidentiality to BLP or Pharmos or is independently developed by BLP or Pharmos.

                                  ARTICLE VIII
                          INDEPENDENCE OF THE PARTIES

     BLP and Pharmos shall at all times act as independent parties without the right or authority to bind the other with respect to any agreement, representation or warranty made with or to any third party. Except as otherwise stated herein, BLP and Pharmos each shall be responsible for all costs, expenses, taxes and liabilities arising from the conduct of its own business, as well as for the activities of its officers, directors, agents or employees, and each shall hold harmless and indemnify the other from any such obligations.

                                   ARTICLE IX
                              TERM AND TERMINATION

     9.1  Term.  The initial term of this Agreement shall commence on the date
          ----
hereof and shall continue, subject to Section 9.2 below, with respect to each country in the New Territories until the longer of (i) the tenth anniversary of the first commercial sale of Drug Product in the New Territories, with respect to each country within the New Territories severally, or (ii) the last date of expiration of any patent right pertaining to such Drug Product in such jurisdiction, or (iii) the last date of expiration of any Exclusive Marketing Right in such jurisdiction. Following the expiration of the initial term, and subject to Section 9.2 below, this Agreement shall automatically renew for successive twelve (12) month periods unless terminated by BLP by written notice delivered to Pharmos at least [[180 days]] prior to the expiration of any such renewal period.

     9.2  Termination.  Except as otherwise stated herein, this Agreement may be
          -----------
terminated during the initial term and any renewal term upon the happening of one or more of the following events:

     (i) By either party in the case of a material or persistent breach by the other party of any one or more of the material terms of this Agreement which is not remedied within thirty (30) days after written notice of the breach by the terminating party, or if such breach cannot reasonably be cured with such thirty
(30) day period, the breaching party has failed to commence such cure within such period and diligently prosecute such cure to completion within a reasonable time thereafter;

     (ii) Immediately by either party in the event that the other party attempts to assign this Agreement in any manner or circumstance other than those expressly permitted in Article XIV below;

     (iii) Immediately by Pharmos if BLP files a petition in bankruptcy or a petition in bankruptcy is filed against BLP which is not vacated within sixty
(60) days, or BLP becomes insolvent or makes an assignment for the benefit of creditors generally or any arrangement pursuant to any bankruptcy or insolvency law;

     (iv) Immediately by BLP if a Competitor directly or indirectly (X) becomes the beneficial owner of more than *****% of Pharmos' total voting securities,
(Y) purchases all or substantially all of the assets of Pharmos related to the Drug Substance, or (Z) otherwise acquires Control (as defined in Section 13.1(b) below) over the business and affairs of Pharmos; and

     (v) Immediately by Pharmos if a Competitor directly or indirectly (X) becomes the beneficial owner of more than *****% of BLP's total equity securities, (Y) purchases all or substantially all of the assets of BLP with respect to the Processing of Drug Product, or (Z) otherwise acquires Control over the business and affairs of BLP.

     9.3  Effect of Termination.  Within thirty (30) days following the
          ---------------------
effective date of termination of this Agreement, BLP will provide Pharmos with a detailed accounting of (i)


* Confidential information is omitted and filed separately with the SEC.

the amount of consigned Drug Substance held by or for BLP in the form in which it was delivered to BLP by Pharmos, (ii) the amount of Drug Product being Processed by BLP for sale by BLP, and (iii) the amount of Drug Product then held in inventory by BLP (including Drug Product which has not been subjected to BLP's quality assurance testing procedures). Unless otherwise mutually agreed by the parties prior to the effective date of termination and subject to any other rights granted to BLP by Pharmos, (X) BLP will return to Pharmos all Drug Substance held on consignment by BLP for Pharmos, and (Y) BLP shall be entitled to finish the Processing of all Drug Substance in BLP's possession for use by BLP, and to market and sell all finished goods inventory of Drug Product in its possession, for a period of six (6) months following termination at a price and on terms no less favorable to BLP as the price and terms generally offered to purchasers of Drug Product by BLP prior to termination. In addition, effective immediately upon termination, BLP shall take all actions as may be necessary to assign, transfer, or otherwise convey to Pharmos all licenses, permits, authorizations, and approvals, and any applications for any of the foregoing then pending, related to or used in the sale and marketing of Drug Product in any of the New Territories, exclusive of the DMF and any approvals for the sale of Generics registered in the name of BLP or any or its Distributors.

     9.4  Effect on Other Obligations.  No termination of this Agreement shall
          ---------------------------
have any effect on, or relieve either party from, (i) the obligation to make any payment or perform any act arising prior to the effective date of termination, and (ii) the performance of their respective obligations under the Processing Agreement in accordance with the terms and conditions of the Processing Agreement.


                                   ARTICLE X
                                 FORCE MAJEURE

     Notwithstanding anything in this Agreement to the contrary (except with respect to Section 2.10 above until such time as BLP shall have recouped an aggregate of $***** of advances paid to Pharmos pursuant to Section 2.5 above), neither party shall be liable for delay or failure in the performance of any of its obligations under this Agreement if and to the extent such delay or failure is due to circumstances beyond the reasonable control of such party, including but not limited to fires, floods, explosions, accidents, acts of God, war, riot, strike, lockout or other concerted acts of workers, acts of government and shortages of materials; provided, however, that the party claiming that "force
                        --------
majeure" has affected its performance shall give notice to the other party within ten (10) days of becoming aware of the occurrence of force majeure, giving full particulars of the cause or event and the date of first occurrence thereof, and provided further that until such time as BLP shall have recouped
             ----------------
all advances paid to Pharmos pursuant to Section 2.5 above, any Regulatory Authority enforcement action other than with respect to Processing by BLP shall not constitute "force majeure." The party claiming force majeure shall use its best efforts to eliminate or prevent the cause so as to continue performing its obligations under this Agreement.


                                   ARTICLE XI
                                INDEMNIFICATION


* Confidential information is omitted and filed separately with the SEC.

     11.1 Indemnification of BLP.  Pharmos shall indemnify, defend, save and
          ----------------------
hold BLP and each of its Affiliates, officers, directors, employees and agents harmless from and against all claims, liabilities, costs and expenses, resulting from third party claims, including without limitation reasonable attorneys' fees and disbursements, arising as a result of (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by Pharmos of any agreement, covenant or obligation of Pharmos under this Agreement; (b) any actual or alleged defect in any Drug Product Processed by BLP and delivered to Pharmos hereunder other than arising out of BLP's failure to Process Drug Product in accordance with the terms of this Agreement; (c) any actual or alleged infringement or violation of any patent, trade secret or proprietary right governing the Drug Substance or a Drug Product (exclusive of any actual or alleged infringement or violation of any patent, trade secret or proprietary rights used by BLP in Processing Drug Product); (d) Regulatory Authority enforcement action, inspections or Drug Product recalls or market withdrawals except where arising out of or resulting from BLP's failure to Process Drug Product in accordance with the terms of this Agreement; (e) Pharmos' acts relating to the promotion, marketing and/or distribution of Drug Product in the New Territories, except where arising out of or resulting from BLP's failure to Process Drug Product in accordance with the terms of this Agreement or, if applicable, the Processing Agreement; (f) breach by Pharmos of the terms of any agreement pursuant to which Pharmos has obtained any rights in connection with or related to the Drug Substance and Drug Product; and (g) breach by any third party manufacturer of Drug Product of any confidentiality agreement entered into with Pharmos, as contemplated under Section 2.1(e) above.

     11.2 Indemnification of Pharmos.  BLP shall indemnify, defend, save and
          --------------------------
hold Pharmos and each of its Affiliates, officers, directors, employees and agents harmless from and against all claims, liabilities, costs and expenses resulting from third party claims, including without limitation reasonable attorneys' fees and disbursements, arising as a result of (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by BLP of any agreement, covenant or obligation of BLP under this Agreement; (b) any actual or alleged defect in any Drug Product Processed and delivered to Pharmos hereunder arising out of BLP's failure to Process Drug Product in accordance with the terms of this Agreement; (c) any actual or alleged infringement or violation of any patent, trade secret or proprietary rights used by BLP in Processing Drug Product; and (d) Regulatory Authority enforcement action, inspection or Drug Product recalls or market withdrawals in the New Territories resulting from BLP's failure to Process the Drug Product in accordance with the terms of this Agreement. BLP shall further indemnify, defend, save and hold Pharmos and each of its Affiliates, officers, directors, employees and agents harmless from and against all claims, liabilities, costs and expenses resulting from third party claims, including without limitation reasonable attorneys' fees and disbursements, arising as a result of (i) any material breach of the terms of any agreement or arrangement between or among BLP, any Affiliated Distributor, and any other distributor or subdistributor appointed by BLP as contemplated by this Agreement, (ii) any violations of any Regulatory Act or other law, rule or regulation applicable to the activities of any such Affiliated Distributor and any other distributor or subdistributor appointed by BLP as contemplated by this Agreement, and (iii) any loss or injury to property or persons caused by, or resulting from the negligence or wilful misconduct of, any Affiliated Distributor and any other distributor or subdistributor appointed by BLP as contemplated by this Agreement.

     11.3 Notice.  As a prerequisite for indemnification hereunder as soon as
          ------
the party claiming indemnification has actual notice of the matter for which indemnification is sought, it shall give prompt notice of such matter to the party claimed to be responsible for indemnification, with the right of the indemnitor to conduct any investigation reasonably necessary and to control the defense, appeal and settlement of the matter with the cooperation of the indemnitee, its employees and agents as may be reasonably requested by the indemnitor. Regardless of anything in this Article XI to the contrary, the indemnitor shall not be liable for attorneys fees or expenses of litigation of the indemnitee unless the indemnitee gives the indemnitor the opportunity to assume control of the defense of such action, and in no event shall the indemnitor be permitted to assume control of the defense of the indemnitee, or to surrender, modify or otherwise make any determinations with respect to the rights of the indemnitee by way of any settlement, without the consent of the indemnitee (which consent shall not be unreasonable withheld).

     11.4 Survival.  The indemnification contained herein shall survive any
          --------
termination of this Agreement.


                                  ARTICLE XII
                                    NOTICES

     Any notice, request, instruction or other communication required or permitted to be given under this agreement shall be in writing and shall be given by sending such notice properly addressed to the other party's address shown below (or any other address as either party may indicate by notice in writing to the other from time to time) (i) by hand or by prepaid registered or certified mail, return receipt requested, in either of such cases which notice shall be deemed delivered upon receipt, (ii) via telecopy or telegram, in either of such cases which notice shall be deemed delivered upon receipt, or (iii) via nationally recognized overnight courier, in which case such notice shall be deemed delivered upon receipt. All such notices shall be deemed given when received:


     If to Pharmos, at:  Pharmos Corporation
                         2 Innovation Drive
                         Alachua, Florida 32615
                         Attn: Chief Operating Officer

     With a copy to:     Eilenberg & Zivian
                         666 Third Avenue, 30th Floor
                         New York, New York 10017
                         Attn: Adam D. Eilenberg, Esq.

     If to BLP, at:      Bausch & Lomb Pharmaceuticals, Inc.
                         8500 Hidden River Parkway
                         Tampa, Florida 33637
                         Attn: President

     With a copy to:     Bausch & Lomb Incorporated
                         One Chase Square
                         Rochester, NY 14601
                         Attn: General Counsel

                                 ARTICLE XIII
                                   ASSIGNMENT

     13.1 No Assignment.
          -------------

     (a) Except as otherwise specifically set forth in this Agreement above, neither party may assign any of their rights or obligations under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, provided that subject to other applicable
                              --------
conditions stated in this Agreement, (i) either party may assign this Agreement, in whole or in part, to an Affiliate (as defined below) of such party upon prior written notice to the other party, (ii) in the case of an assignment or attempted assignment by BLP to an Affiliate, Pharmos has been given the right to inspect and reasonably approve or disapprove of the facility operated by such BLP affiliate, (iii) Pharmos may assign this Agreement to a purchaser of all or substantially all of the business of Pharmos if such purchaser is not a Competitor, and (iv) neither party shall be deemed to have unreasonably withheld its consent to a request from the other party to assign any of such other party's rights or obligations under this Agreement to a Competitor.

     (b) Neither party shall be deemed to have unreasonably withheld its consent with respect to any assignment which such party reasonably believes may adversely affect the status, validity or maintenance of any NDA. No assignment, whether approved or otherwise, shall relieve the assigning party of its responsibility for the performance of its obligations hereunder by its assignee. "AFFILIATE" means any entity controlling, controlled by or under common control with a referenced entity. "CONTROL" means the direct or indirect right to control the business or affairs of the referenced entity, whether by the exercise of voting rights, by control of board of directors or other body with management or similar authority, by contract, by law or otherwise.


                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1 Enforceability.  The parties hereto agree that this Agreement shall be
          --------------
legally binding upon, and shall inure to the benefit of, each of them and their respective legal representatives, successors and permitted assigns.

     14.2 Entire Agreement.  This Agreement including Schedules and Exhibits,
          ----------------
contains the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior discussions and agreements between them with respect to the specific subject matter herein contained, and, except as set forth herein, neither party shall be bound by any definition, condition, warranty, or representation other than as expressly stated in this Agreement or as subsequently set forth in any instrument in writing signed by an authorized officer of the party to be charged.

     14.3 Governing Law. This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the United States and the State of New York as applied by the courts therein.

     14.4 Waiver.   No waiver by either party of any breach or default in
          ------
performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by that party of its right at any time thereafter to require strict compliance with the provisions thereof.

     14.5 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     14.6 Audit.  BLP shall keep accurate books and records (for a period of two
          -----
(2) years from creation) reflecting fully and adequately BLP Adjusted Sales under this Agreement, in sufficient detail to permit verification thereof. During the term of this Agreement and for a period of two (2) years thereafter, BLP will permit these books and records to be examined and copied from time to time upon reasonable prior written notice, during normal working hours by Pharmos or any representative of Pharmos. Such examination shall be made at Pharmos' expense, except that if such examination discloses a discrepancy of *****% or more in any amount due Pharmos under this Agreement, BLP shall reimburse Pharmos for the out-of-pocket cost of such examination, including any reasonable professional fees and expenses incurred by Pharmos. In connection with any examination or copying of books and records in accordance with this Section, Pharmos or such representative of Pharmos shall examine only such information as is required to verify BLP's compliance under this Agreement. Pharmos agrees to cause each representative to hold all such information in confidence and not use such information for any purpose other than for purposes of assisting Pharmos in the enforcement of its rights under this Agreement.

     14.7 Public Announcement.  Unless otherwise required by applicable laws,
          -------------------
rules or regulations or by a Regulatory Authority, neither party shall issue a press release or make any public announcement concerning this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld.

     14.8 Prior Agreements.  The parties agree that the Prior Agreements remain
          ----------------
in full force and effect in accordance with their terms with respect to the matters agreed to by the parties in such Prior Agreements.



                             *****END OF TEXT*****

     IN WITNESS WHEREOF, the parties hereto have read and executed this Marketing Agreement and have set their hands and seals hereto as of the day and year first above written.


                              BAUSCH & LOMB PHARMACEUTICALS, INC


                              By:  /s/  Alan P. Damper
                                 ----------------------------------------------

                              Title:     President
                                    -------------------------------------------


                              PHARMOS CORPORATION


                              By: /s/  Gad Riesenfeld
                                 ----------------------------------------------

                              Title:  Exec. V.P. and C.O.O.
                                    -------------------------------------------

                                SCHEDULE 1.11 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT



     Belgium
     Denmark
     France
     Germany
     Greece
     Ireland
     Italy
     Luxemborg
     Netherlands
     Portugal
     Spain
     United Kingdom

                                SCHEDULE 1.14 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT



See Attached. For each country referenced on the attachment to this Schedule 1.14, and for each referenced Product Year and Drug Product described on such attachment, the amount of units of Drug Product deemed to be set forth on this
Schedule 1.14 shall be *****% of the amount of units set forth on such attachment.


* Confidential information is omitted and filed separately with the SEC.

                                                     ATTACHMENT TO SCHEDULE 1.14
                                    Summary
                                    -------

PRODUCT YEAR 1
-------------------------------

                                                                                                   Rest
                                 GER   FRA    UK   ITA   SPA   BELG  NETH  SCAND  AUS   EUROPE  countries   Total
                                 ----  ----  ----  ----  ----  ----  ----  -----  ----  ------  ----------  -----
Lotemax k units                  ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
Lotemax Gross sales              ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
LET k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
LET Gross sales                  ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
LEA k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
LEA Gross units                  ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****
Total Gross sales                ****  ****  ****  ****  ****  ****  ****  ****   ****   ****      ****     ****


PRODUCT YEAR 2
-------------------------------
                                                                                                Rest
                                 GER   FRA   UK    ITA   SPA   BELG  NETH  SCAND  AUS   EUROPE  countries   Total
                                 ----  ----  ----  ----  ----  ----  ----  -----  ----  ------  ----------  -----

Lotemax k units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Lotemax Gross sales              ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET Gross sales                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA Gross units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Total Gross sales                ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****


* Confidential information is omitted and filed separately with the SEC.

PRODUCT YEAR 3
-------------------------------

                                                                                                Rest
                                 GER   FRA   UK    ITA   SPA   BELG  NETH  SCAND  AUS   EUROPE  countries   Total
                                 ----  ----  ----  ----  ----  ----  ----  -----  ----  ------  ----------  -----
Lotemax k units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Lotemax Gross sales              ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET Gross sales                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA Gross units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Total Gross sales                ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****

PRODUCT YEAR 5
-------------------------------

                                                                                                Rest
                                 GER   FRA   UK    ITA   SPA   BELG  NETH  SCAND  AUS   EUROPE  countries   Total
                                 ----  ----  ----  ----  ----  ----  ----  -----  ----  ------  ----------  -----
Lotemax k units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Lotemax Gross sales              ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET Gross sales                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA Gross units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Total Gross sales                ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****


* Confidential information is omitted and filed separately with the SEC.

PRODUCT YEAR 5 AND THEREAFTER
-------------------------------

                                                                                                Rest
                                 GER   FRA   UK    ITA   SPA   BELG  NETH  SCAND  AUS   EUROPE  countries   Total
                                 ----  ----  ----  ----  ----  ----  ----  -----  ----  ------  ----------  -----
Lotemax k units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Lotemax Gross sales              ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LET Gross sales                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA k units                      ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
LEA Gross units                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****
Total 1999-2003                  ****  ****  ****  ****  ****  ****  ****  ****   ****  ****    ****        ****


* Confidential information is omitted and filed separately with the SEC.

                                SCHEDULE 1.29 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT


                                  See Attached

                                                     ATTACHMENT TO SCHEDULE 1.29


            PATENTS FOR LOTEPREDNOL ETABONATE AND RELATED CARBONATES
                            NOT LICENSED TO PHARMOS
                            ---



COUNTRY   APPLN. NO.  FILING DATE   PATENT NO.     ISSUE DATE
-------   ----------  -----------   ----------     ----------


Japan     ******************************************

South Korea  ******************************************

South Korea  ******************************************

Philippines  ******************************************

Taiwan    ******************************************

Australia ******************************************


* Confidential information is omitted and filed separately with the SEC.

                                SCHEDULE 1.32 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT


                                  See Attached

                                                     ATTACHMENT TO SCHEDULE 1.32


                                  SCHEDULE 1.h
                                  ------------

              (1)  SOFT STEROIDS HAVING ANTI-INFLAMMATORY ACTIVITY


BDS                  APPLN.  FILING  PATENT  ISSUE  EXPIRATION
No.      COUNTRY      NO.    DATE     NO.    DATE     DATE
----  -------------  ------  ------  ------  -----  ----------

-006  United         *****           *****   *****  *****
      States
-011  Austria        *****           *****   *****  *****
-020  Austria        *****           *****   *****  *****
-009  Belgium        *****           *****   *****  *****
-003  Canada         *****           *****   *****  *****
-010  Denmark        *****           *****   *****  *****
-015  Finland        *****           *****   *****  *****
-008  France         *****           *****   *****  *****
-016  Italy          *****           *****   *****  *****
-002  Netherlands    *****           *****   *****  *****
-014  Norway         *****           *****   *****  *****
-017  Portugal       *****           *****   *****  *****
-019  South          *****           *****   *****  *****
      Africa
none  Spain          *****           *****   *****  *****
none  Spain          *****           *****   *****  *****
-013  Sweden         *****           *****   *****  *****
-012  Switzerland    *****           *****   *****  *****
-007  United         *****           *****   *****  *****
      Kingdom
-024  West           *****           *****   *****  *****
      Germany


* Confidential information is omitted and filed separately with the SEC.

                                SCHEDULE 1.45 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT



        See Letter Agreement of even date with this Marketing Agreement

* Confidential information is omitted and filed separately with the SEC.

                                SCHEDULE 1.46 TO
                    THE NEW TERRITORIES MARKETING AGREEMENT



        See Letter Agreement of even date with this Marketing Agreement

* Confidential information is omitted and filed separately with the SEC.

                               SCHEDULE 2.3(a) TO
                    THE NEW TERRITORIES MARKETING AGREEMENT



                                  See Attached

                                                  ATTACHMENT TO SCHEDULE 2.3 (a)


                    THE NEW TERRITORIES MARKETING AGREEMENT
                            SALES FORECAST ($000's)



                                  Product Year
                                  ------------



                                                                     10 and
1             2      3      4      5      6      7      8      9  Thereafter
--------  -----  -----  -----  -----  -----  -----  -----  -----  ----------
******    *****  *****  *****  *****  *****  *****  *****  *****  *****




* Confidential information is omitted and filed separately with the SEC.